Exhibit 99.1
Olin Corporation
Supplemental Contributing Employee Ownership Plan

As amended and restated effective September 29, 2015

i

ARTICLE III CONTRIBUTIONS AND ACCOUNTS		6
3.1	SCEOP Account	6
3.2	Dividend Equivalents	7
3.3	Crediting of Dividend Equivalents	7
3.4	Vesting	7
3.5	Olin Phantom Unit Adjustments	7
3.6	Excess Performance Contributions	7
3.7	Clawback Policy	8

ARTICLE IV DISTRIBUTIONS		8
4.1	Payment Timing	8
4.2	Special Payment Rules Regarding Primex & Global	9
4.3	Payment Form	9
4.4	Payment Made In Cash	10
4.5	Beneficiary	10

ARTICLE V LIABILITY FOR PAYMENT		10
5.1	Liability for Payment	10

ARTICLE VI ADMINISTRATION OF THE PLAN		10
6.1	Plan Administrator	10
6.2	Administrative Duties	11
6.3	Code Section 409A	12

ARTICLE VII AMENDMENT, TERMINATION AND CHANGE OF CONTROL		12
7.1	Amendment or Termination	12
7.2	Effect of Amendment or Termination	12
7.3	Change of Control	12

ARTICLE VIII GENERAL PROVISIONS		14
8.1	Unfunded Plan	14
8.2	No Guaranty	15
8.3	No Enlargement of Employee Rights	15
8.4	Spendthrift Provision	15
8.5	Governing Law	15
8.6	Incapacity of Recipient	15
8.7	Successor Effect	15
8.8	Unclaimed Benefit	16
8.9	Entire Agreement	16
8.10	Limitations on Liabilities	16
8.11	Duties of SCEOP Participants and Beneficiaries	16
8.12	Taxes and Withholding	16
8.13	Treatment of Other Compensation Purposes	16
8.14	Right to Offset	16
8.15	CEOP Benefits	17

ii

INTRODUCTION
Olin Corporation (“Olin” or “Company”) hereby amends and restates the Olin Corporation Supplemental Contributing Employee Ownership Plan (the “Plan” or “SCEOP”), generally effective September 29, 2015. The Plan was originally adopted as of January 1, 1990, and has been amended from time to time prior to its amendment and restatement herein. The Plan is intended to be an unfunded, nonqualified deferred compensation plan for a select group of management and highly compensated employees, as described in Section 201(2) and 301(a)(3) of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”).
The primary purpose of this Plan is to permit certain executive employees of Olin whose contributions to the Olin Corporation Contributing Employee Ownership Plan (the “CEOP”) are limited under Section 401(a)(17) of the Internal Revenue Code of 1986, as amended, and the regulations and guidance promulgated thereunder (the “Code”), with certain supplemental benefits to make up for such Code-imposed limitations.

ARTICLE I
DEFINITIONS AND GENERAL PROVISIONS

1.1    Definitions. The following terms shall have the meanings hereinafter set forth whenever used in the Plan. To the extent not otherwise provided in the Plan, the terms shall have the meanings ascribed to them in the CEOP.

(a)    “Arch” means Arch Chemicals, Inc.
(b)    “Beneficiary” has the meaning set out in Section 4.5.
(c)    “Board” means the board of directors of the Company.
(d)    “Change of Control” has the meaning set out in Section 7.3.
(e)    “Committee” means the Compensation Committee of the Board, or such other committee from time to time designated by the Board or Compensation Committee of the Board.
(f)    “Company” or “Olin” means Olin Corporation and its affiliated companies.
(g)    “Compensation” has the same meaning as under the CEOP, except that it is not subject to the maximum dollar limitation on compensation taken into account for purposes of the CEOP under Section 401(a)(17) of the Code.
(h)    “Dividend Equivalents” means with respect to the Olin Phantom Units held in a SCEOP Account of a SCEOP Participant, the dollar amount of regular or special dividends actually paid in cash from time to time on the actual number of shares of Olin Common Stock reflected in such Olin Phantom Units.
(i)    “Eligible Employee” has the meaning set out in Section 2.1.
(j)    “Excess Company Matching Contribution” means, with respect to a SCEOP Participant for a Plan Year, an amount derived by multiplying (i) the percentage used in calculating the Company Matching Contribution under the CEOP for the applicable Plan Year for the SCEOP Participant, as such percentage changes from time to time, by (ii) the annual SCEOP Participant Contribution for that SCEOP Participant; provided that, if the SCEOP Participant’s SCEOP Percentage exceeds six percent (6%), the SCEOP Participant Contribution will be calculated using six percent (6%) for the SCEOP Percentage when calculating the Excess Company Matching Contribution.
As of the restatement date, for SCEOP Participants who are not Dow Transferees, the applicable percentage under clause (i) above is generally set at 50% on the first 6% of eligible pay contributed to the CEOP. For avoidance of doubt, a SCEOP Participant who is a Dow Transferee shall be eligible for Excess Company Matching Contributions at the applicable percentage(s) set forth under the CEOP.

(k)    “Excess Performance Contribution” means, with respect to a SCEOP Participant for a Plan Year, the amount derived by multiplying (i) the percentage used in calculating the Performance Matching Contribution under the formula contained in the CEOP that is applicable to a SCEOP Participant for that year, if any, by (ii) the SCEOP Participant Contribution of that SCEOP Participant for such year; provided that, if such SCEOP Participant’s SCEOP Percentage exceeds six percent (6%), the SCEOP Participant Contribution will be calculated using six percent (6%) for the SCEOP Percentage when calculating the Excess Performance Contribution. No Excess Performance Contributions shall be made on or after January 1, 2005.
(l)    “Excess Retirement Contribution” means, with respect to a SCEOP Participant for a Plan Year, an amount derived by multiplying (i) the percentage used in calculating his or her Retirement Contribution (if any) under the CEOP for the applicable Plan Year, as such percentage changes from time to time, by (ii) the excess of such SCEOP Participants Compensation over his or her Maximum Eligible Compensation for such Plan Year. Notwithstanding the preceding, Excess Retirement Contributions shall not be made with respect to a SCEOP Participant who is a Dow Transferee.
As of the restatement date, for SCEOP Participants (excepting Dow Transferees), the applicable percentage under clause (i) above is generally set at 5% for such SCEOP Participants who are younger than age 45, and 7.5% for such SCEOP Participants who are age 45 or older. To the extent applicable, the applicable contribution percentage indicated under the preceding sentence will change the month following the month in which a SCEOP Participant becomes age 45.
(m)    “Global” means Global Brass and Copper Acquisition Co.
(n)    “Gross Fair Market Value” means the value of Olin assets determined without regard to any liabilities associated with such Olin assets.
(o)    “Group” means persons acting together for the purpose of acquiring Olin stock and includes owners of a corporation that enters into a merger, consolidation, purchase or acquisition of stock, or similar business transaction with Olin. If a person owns stock in both Olin and another corporation that enter into a merger, consolidation purchase or acquisition of stock, or similar transaction, such person is considered to be part of a Group only with respect to ownership prior to the merger or other transaction giving rise to the change and not with respect to the ownership interest in the other corporation. Persons will not be considered to be acting as a Group solely because they purchase assets of the same corporation at the same time, or as a result of the same public offering.
(p)    “Interest Bearing Fund” means a phantom fund that pays interest at a rate, determined quarterly as of the end of the quarter for the following quarter, equal to (i) the Company’s before-tax cost of borrowing as determined from time to time by the Chief Financial Officer, Controller or Treasurer (or in the event there is no such borrowing, the Federal Reserve A1/P1 Composite rate for 90-day commercial paper plus 10 basis points as determined by such officer) or (ii) such other rate as the Board or Committee, or any delegate thereof, may select prospectively from time to time.
(q)    “Maximum Eligible Compensation” means the annual maximum amount of Compensation under Section 401(a)(17) of the Code from which a SCEOP Participant is permitted to make contributions to the CEOP, as such maximum amount is adjusted from time to time under the Code.
(r)    “Olin Phantom Units” means phantom shares of the CEOP’s Olin Common Stock Fund credited under the SCEOP.
(s)    “Plan Administrator” means the person or committee referenced in Section 6.1.
(t)    “Plan Year” means a twelve-month period from January 1 to December 31.
(u)    “Primex” means Primex Technologies, Inc.
(v)    “SCEOP Account” means the account established under the SCEOP for a SCEOP Participant holding Olin Phantom Units, phantom investments in the Interest Bearing Fund, and/or any other phantom investments, securities or units created herein.
(w)    “SCEOP Participant” means an Eligible Employee who has filed an election to participate in the SCEOP with the Plan Administrator or is otherwise entitled to receive an Excess Retirement Contribution under the SCEOP.
(x)    “SCEOP Participant Contribution” means, with respect to a SCEOP Participant, the annual amount by which the SCEOP Participant has elected to reduce his Compensation under this Plan, such amount being equal to the SCEOP Percentage multiplied by the difference between (i) such SCEOP Participant’s Compensation and (ii) his Maximum Eligible Compensation.
(y)    “SCEOP Percentage” means the rate at which a SCEOP Participant elects to reduce his Compensation under this Plan pursuant to the salary reduction agreements described in Section 2.2.
(z)    “Specified Employee” shall have the meaning ascribed to it under Code Section 409A and shall be determined in accordance with Code Section 409A.
1.2    Gender, Numbers and Headers. Whenever any words are used herein in the masculine, feminine or neuter gender, they shall be construed as though they were also used in another gender in all cases where such would apply, and whenever any words are used herein in the singular or plural form, they shall be construed as though they were also used in another form in all cases where they would so apply. Any headings used herein are included for ease of reference only, and are not to be construed so as to alter the terms hereof.

ARTICLE II
ELIGIBILITY AND PARTICIPATION

2.1    Eligibility. Any employee of the Company shall be eligible to participate in this Plan who:

(a)	is a management employee;

(b)	is a “highly compensated employee” within the meaning of Code Section 414(q);

(c)	is participating in the CEOP; and

(d)	whose Compensation is in excess of the limitation contained in Section 401(a)(17) of the Code.
An employee of the Company meeting such criteria is referred to herein as an “Eligible Employee”. Notwithstanding Section 1.1(f), the term “Company” for purposes of this Section 2.1 shall exclude any subsidiary, division or entity which is established incident to the acquisition of any other business by Olin Corporation (e.g., Olin/K.A. Steel Chemicals, Inc.) unless designated as participating by the Plan Administrator.
2.2    Salary Reduction Elections. Each Eligible Employee wishing to make SCEOP Participant Contributions under this Plan must execute and file a salary reduction agreement in a form acceptable to the Plan Administrator.
In the case of the first Plan Year in which an individual becomes an Eligible Employee, the salary reduction agreement must be filed within thirty (30) days following the date the individual became an Eligible Employee, and such salary reduction agreement shall apply only to Compensation earned after the election is made and effective. If no salary reduction agreement is filed within such time, the Eligible Employee shall not be able to make SCEOP Participant Contributions for such Plan Year but will be able to do so (to the extent eligible) for subsequent Plan Years as provided in the following paragraph.
To the extent that an Eligible Employee does not have an effective salary reduction agreement filed and such Eligible Employee wishes to make SCEOP Participant Contributions under the Plan for a Plan Year, an Eligible Employee must file a salary reduction agreement to reduce Compensation by December 31 (or such other date set by the Plan Administrator) of the calendar year prior to the beginning of the Plan Year for which it will be effective and prior to the calendar year in which such Compensation would otherwise be earned. Once filed, salary reduction agreements to reduce Compensation shall remain in effect for subsequent Plan Years unless revoked or changed by the SCEOP Participant in writing in a form acceptable to the Plan Administrator. Any revocation or change made with regard to the salary reduction agreement shall be effective only for subsequent Plan Years (and not the Plan Year in which such revocation or change is made).

Notwithstanding the preceding paragraph, the Plan Administrator may (but is not required to) provide, in accordance with Code Section 409A, alternative salary reduction election procedures for performance-based compensation based on services performed over a period of at least 12 months, provided that such election may be made no later than six (6) months before the end of the period.
Notwithstanding the preceding paragraphs, a SCEOP Participant’s salary reduction agreement shall be cancelled upon the SCEOP Participant having his deferrals under the CEOP suspended due to receiving a hardship distribution under the CEOP. Such cancellation shall be effective for the remainder of the then current Plan Year and subsequent Plan Years; provided, however, that once the suspension of deferrals under the CEOP ceases, a SCEOP Participant may file a salary reduction agreement for the next eligible Plan Year as provided above.
2.3    Maximum Compensation Threshold. No salary reduction election shall be given effect under this Plan until the SCEOP Participant has received Compensation equal to the Maximum Eligible Compensation for the Plan Year to which such salary reduction election relates.
2.4    Ceasing to Be Eligible. If a SCEOP Participant ceases to meet the Eligible Employee criteria under Section 2.1 during a Plan Year, SCEOP Participant Contributions, Excess Company Matching Contributions and Excess Retirement Contributions shall cease as of end of such Plan Year.
ARTICLE III
CONTRIBUTIONS AND ACCOUNTS

3.1    SCEOP Account. Each SCEOP Participant who so elects (in accordance with Section 2.2 above) for a Plan Year shall make SCEOP Participant Contributions on a pre-tax basis.

For each SCEOP Participant, a SCEOP Account will be established. The SCEOP Account will contain sub-accounts for each type of contribution credited to the SCEOP Account and for each type of phantom investment option available to and invested in under his SCEOP Account. For each Plan Year during which a person is a SCEOP Participant and making deferrals and/or receiving contributions, the Company (or other Participating Employer) will credit to the SCEOP Account of each SCEOP Participant Olin Phantom Units and/or phantom investments in the Interest Bearing Fund (or other phantom investment options if applicable), in accordance with the SCEOP Participant’s investment allocation, equal in value to the sum of such SCEOP Participant’s (1) SCEOP Participant Contribution (if any), (2) Excess Company Matching Contribution (if any) and (3) Excess Retirement Contribution (if any). Such crediting shall occur periodically in accordance with the timing of similar deferrals and contributions to the CEOP.
Subject to administrative feasibility and rules set out by the Plan Administrator, the SCEOP Account balances of each SCEOP Participant may be transferred daily without limit to the Interest Bearing Fund and/or the Olin Phantom Units (or other phantom investment options if applicable). To the extent a SCEOP Participant has not provided an effective investment allocation direction, such SCEOP Participant shall be deemed to have directed that his deferrals and/or contributions be invested in the Interest Bearing Fund.

From time to time and at any time, the Plan Administrator may add to, freeze, eliminate or change in any way the phantom investment options available under the Plan. If a phantom investment option is eliminated, the Plan Administrator may map investments into other phantom investment options at its discretion. The Plan Administrator may establish such guidelines and rules for the phantom investment options under the Plan as it deems necessary or desirable.
3.2    Dividend Equivalents. A SCEOP Participant’s SCEOP Account will also be credited with Dividend Equivalents when the applicable cash dividends are paid and such Dividend Equivalents will be reinvested according to the SCEOP Participant’s investment allocation that is then in effect for the SCEOP Participant Contributions.
3.3    Crediting of Dividend Equivalents. For purposes of calculating the number of Olin Phantom Units to be credited to a SCEOP Participant’s SCEOP Account as a result of crediting Dividend Equivalents or contributions, the SCEOP shall use the Current Market Value for valuing units in the Olin Common Stock Fund as defined under the CEOP.
3.4    Vesting. Subject to Section 3.7, a SCEOP Participant shall at all times be fully vested in his SCEOP Participant Contribution SCEOP Account balance, and shall vest in his Excess Company Matching Contribution, Excess Performance Contribution and Excess Retirement Contribution SCEOP Account balances in accordance with the applicable vesting schedule contained in the CEOP for Company Matching Contributions, Performance Matching Contributions and Retirement Contributions. Subject to Section 3.7, a SCEOP Participant shall be fully vested in his SCEOP Account balance upon his death, upon his termination of service from the Company and all affiliates after reach a retirement date under the CEOP, or upon his termination of service due to his Total and Permanent Disability as defined in the CEOP.
3.5    Olin Phantom Unit Adjustments. In the event that the Committee determines that any dividend or other distribution, recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase or exchange of Olin Common Stock, or any other securities of Olin, issuance of warrants or other rights to purchase Olin Common Stock, or other securities of Olin, or other similar corporate transaction or event occurs that affects Olin Common Stock such that the Committee determines an adjustment in Olin Phantom Units under the Plan is appropriate in order to prevent dilution or enlargement of the benefits intended to be made available under this Plan, then the Committee shall, in such manner as it deems equitable, adjust SCEOP Participants’ SCEOP Accounts. In the case of a spin-off, split-up, issuance of an extraordinary stock dividend, or similar transaction, such adjustment, in the Committee’s discretion, may result in creation of phantom shares in a separate phantom stock fund and reinvestment of such phantom shares in Olin Phantom Units or such other reinvestment as otherwise determined by the Committee. Notwithstanding the foregoing, a SCEOP Participant to whom Dividend Equivalents have been allocated shall not be entitled to receive a non-cash special or extraordinary dividend or distribution unless the Committee expressly authorizes such receipt.
3.6    Excess Performance Contributions. Notwithstanding anything in the Plan to the contrary, effective as of January 1, 2005, Excess Performance Contributions shall cease to be made under the Plan.

3.7    Clawback Policy. The Olin Corporation Clawback Policy adopted by the Board on February 19, 2009 (including any subsequent amendments thereto, or any successor policy that may be adopted) (the “Clawback Policy”) is incorporated into the Plan by this reference. Notwithstanding anything in the Plan to the contrary, any amounts recoverable from (or not paid or issued to) a Covered Employee (as defined in the Clawback Policy) as the result of the Clawback Policy shall not be included in calculating the benefits accrued under or payable to a Covered Employee under this Plan. Notwithstanding the foregoing, this Section 3.7 will only apply to Incentive Awards (as defined in the Clawback Policy) settled or paid to a Covered Employee on or after February 19, 2009. A Covered Employee's SCEOP Account (including credited earnings) will be adjusted to reflect the application of the Clawback Policy.
ARTICLE IV
DISTRIBUTIONS

4.1    Payment Timing.

(a)    No amounts credited to a SCEOP Participant’s SCEOP Account under this Plan may be withdrawn or distributed prior to the SCEOP Participant’s termination of employment with the Company and all affiliates thereof, including, but not limited to any other corporation in the same controlled group with Olin (within the meaning of Section 414(b), (c) and (m) of the Code). Amounts credited to a SCEOP Participant’s SCEOP Account under this Plan may not be loaned to such SCEOP Participant.
Subject to Section 4.3(d), a SCEOP Participant’s SCEOP Account will be distributed in the form elected under Section 4.3 upon the earliest to occur of the SCEOP Participant’s death, termination of service due to Total and Permanent Disability, retirement or termination of active service from the Company and all affiliates. Subject to Section 4.1(b), SCEOP payments shall be made (in the case of a single lump sum payment) or commence (in the case of annual installments) on or as soon as administratively feasible after the date described in the prior sentence, but not later than 60 days after such date. In the case of the subsequent annual installments, such installments shall be paid on or as soon as administratively feasible after the applicable anniversary date of the date described in the first sentence, but not later than 60 days after such anniversary date.
(b)    If, at the time the SCEOP Participant becomes entitled to payments under the Plan, the SCEOP Participant is a Specified Employee, then, notwithstanding any other provision in the Plan to the contrary, the following provision shall apply. SCEOP payments considered deferred compensation under Code Section 409A which are determined to be payable upon a SCEOP Participant’s termination of employment as determined under Code Section 409A and not subject to an exception or exemption thereunder, shall be paid to the SCEOP Participant on or as soon as administratively feasible after the date that is six months after the SCEOP Participant’s termination of employment but not later than 60 days after such date. Any such SCEOP payments that would otherwise have been paid to the SCEOP Participant during this six-month period shall instead be aggregated (subject to the earnings, gains and losses credited to the SCEOP Account during such time) and paid to the SCEOP

Participant pursuant to the preceding sentence. Any SCEOP payments to which the SCEOP Participant is entitled to be paid after the date that is six (6) months after the SCEOP Participant’s termination of employment shall be paid to the SCEOP Participant in accordance with the applicable terms of this Plan and shall not be subject to this provision.
4.2    Special Payment Rules Regarding Primex & Global. Each SCEOP Participant whose employment transferred from the Company to Primex, in connection with the spin-off of Primex, shall be fully vested in his SCEOP Account balance. Notwithstanding anything in the Plan to the contrary, such SCEOP Account balance may not be distributed until such SCEOP Participant terminates active service with Primex or, after January 25, 2001, General Dynamics Corporation and its affiliates (or any successor thereafter).
Each SCEOP Participant whose employment transferred directly from the Company to Global, in connection with the spin-off of the Olin Brass division and Chase Brass and Copper Company, shall be fully vested in his SCEOP Account balance. Notwithstanding anything in the Plan to the contrary, such SCEOP Account balance may not be distributed until such SCEOP Participant terminates active service with Global and its affiliates (or any successor thereto).
Notwithstanding anything to the contrary in Section 4.1 or this Section 4.2, if a SCEOP Participant transfers employment from Primex (or its successor, General Dynamics Corporation, or any successor thereafter) or Global (or any successor thereto) back to the Company, such SCEOP Participant will not be eligible for distribution until such SCEOP Participant has terminated his employment with the Company and its affiliates.
4.3    Payment Form.
(a)    Each SCEOP Participant shall elect to receive the value of his SCEOP Account balance either (i) in a single lump sum, or (ii) in annual installments for a period not to exceed fifteen (15) years, commencing and paid at such time as provided under Section 4.1. Such election shall be made no later than thirty (30) days after such individual becomes an Eligible Employee (or by such later time as may be permitted under Code Section 409A).
(b)    Notwithstanding the foregoing, for the transition period beginning January 1, 2005 and ending December 31, 2008, any SCEOP Participant may make a payment election in accordance with Code Section 409A (and applicable IRS transition relief), in the time and manner prescribed by the Plan Administrator and subject to the following provisions. As of December 31, 2008, any then effective transition payment election shall be irrevocable for the duration of a SCEOP Participant’s participation in the Plan except as set forth in paragraph (d) below.
(c)    Failure to make a timely form of payment election as provided in paragraph (a) or (b) above will result in such SCEOP Participant being deemed to have elected a single lump sum payment for his SCEOP Account, to be paid at such time as provided under Section 4.1. Such deemed election shall be irrevocable for the duration of a SCEOP Participant’s participation in the Plan except as set forth in paragraph (d) below.

(d)    A SCEOP Participant may change his payment election (made or determined pursuant to the above) upon written notice in a form acceptable to the Plan Administrator, provided such change complies with the following: (i) the new payment election is made at least twelve (12) months before the original payment commencement date, (ii) the new payment election does not take effect until at least twelve (12) months after the date on which such election is made, and (iii) the original payment commencement date as determined under Section 4.1 is deferred for a period of five (5) years.
4.4    Payment Made in Cash. Distributions to a SCEOP Participant of his SCEOP Account balance shall be made only in the form of cash. Except as provided in Section 7.3, upon distribution, the value of Olin Phantom Units shall be equal to the average of the daily closing prices of the Olin common stock on the New York Stock Exchange for the month preceding the distribution.
4.5    Beneficiary. Any benefit payable under this Plan on account of the death of a SCEOP Participant shall be paid to the SCEOP Participant’s beneficiary as designated or determined under the terms of the CEOP; however, a SCEOP Participant may, by filing with the Plan Administrator prior to death on a form supplied by the Plan Administrator, designate a different individual or entity to be the designated beneficiary of such SCEOP Participant for purposes of this Plan, in which case the subsequent designation will supersede any designation of a beneficiary under the CEOP for purposes of this Plan. Such designated beneficiary pursuant to the preceding sentence is referred herein as “Beneficiary”.
ARTICLE V
LIABILITY FOR PAYMENT

5.1    Liability for Payment. The Company (and each other Participating Employer) shall pay the benefits provided hereunder with respect to SCEOP Participants who are employed or were formerly employed by it during their participation in the Plan. In the case of a SCEOP Participant who was employed by more than one Participating Employer, the Plan Administrator shall allocate the cost of such benefits among such Participating Employers in such manner as it deems equitable. The obligations of any Participating Employer hereunder shall not be funded in any manner. The rights of any person to receive benefits under this Plan are limited to those of a general unsecured creditor of the Participating Employer liable for such benefits hereunder.

ARTICLE VI
ADMINISTRATION OF THE PLAN

6.1    Plan Administrator. The Benefit Plan Review Committee (or any successor or replacement committee) shall be the Plan Administrator of this Plan.

Except for those powers expressly reserved to the Board or Committee, the Plan Administrator shall administer the Plan in accordance with the terms of the Plan. The Plan Administrator shall have the absolute discretion and power to determine all questions arising in connection with the administration and application of the Plan. The Plan Administrator shall have the sole discretion and authority to decide all questions about the interpretation of the Plan provisions, rules and regulations and to resolve any claims for Plan benefits. As such, benefits under the Plan shall be paid only if the Plan Administrator decides in its sole discretion that the applicant is entitled to them. Any such determinations by the Plan Administrator shall be conclusive and binding upon all persons. The Plan Administrator may correct any defect or reconcile any inconsistency in such manner and to such extent as shall be deemed necessary or advisable to carry out the purposes of the Plan.
The Plan Administrator shall:
(a)    determine all questions relating to eligibility of Company employees to participate or continue participation in the Plan;
(b)    compute the amount and kind of benefits (if any) to which any SCEOP Participant or Beneficiary shall be entitled hereunder;
(c)    maintain all necessary records for the administration of the Plan;
(d)    interpret the provisions of the Plan;
(e)    assist any SCEOP Participant or Beneficiary regarding his rights, benefits or elections available under the Plan;
(f)    communicate to Eligible Employees, SCEOP Participants and their Beneficiaries concerning the provisions of the Plan; and
(g)    prescribe such rules (including applicable claim procedures) and forms as it shall deem necessary or proper for the administration of the Plan.
The Plan Administrator shall keep a record of all actions taken and shall keep such other books of account, records and other information that the Plan Administrator deems necessary or desirable for proper administration of the Plan. The Plan Administrator may appoint accountants, actuaries, counsel, advisors and other persons that it deems necessary or desirable in connection with the administration of the Plan. For purposes of this Plan, the Plan Administrator shall be entitled to rely conclusively upon all tables, valuations, certificates, opinions and reports furnished by any actuary, accountant, controller, counsel or other person employed or engaged by the Company with respect to the CEOP or SCEOP.
The Company shall indemnify and hold harmless any member of the Benefit Plan Review Committee (or any successor or replacement committee) from any liability incurred in his or her capacity as such for acts which he or she undertakes in good faith as a member of such committee.
6.2    Administrative Duties. Except as otherwise provided herein, all provisions set forth in the CEOP with respect to the administration of that plan shall also be applicable with respect to this Plan; provided that this Section 6.2 shall not make (or be construed or interpreted to make) the Plan Administrator, Company or any employee or agent of the Company subject to any fiduciary responsibilities under ERISA, or the Plan subject to any applicable requirements of ERISA, that it would not otherwise have in the absence of this Section 6.2.

6.3    Code Section 409A. To the extent any provision of the Plan or action taken with respect to the Plan, would subject any SCEOP Participant to liability for interest or additional taxes under Code Section 409A, it will be deemed null and void, to the extent permitted by law and deemed advisable by the Board or Committee. It is intended that the Plan will comply with Code Section 409A, and the Plan shall be interpreted and construed on a basis consistent with such intent. The Plan may be amended in any respect deemed necessary (including retroactively) by the Board or Committee, in order to preserve compliance with Code Section 409A. For purposes of this Plan, a “termination of employment”, “termination”, “retirement” or “separation from service” (or other similar term having a similar import) under this Plan shall have the same meaning as a “separation from service” as defined in Code Section 409A.
Nothing in this Plan (including, without limitation, the preceding) shall be construed as a guarantee of any particular tax effect for Plan benefits. A SCEOP Participant (or Beneficiary) is solely responsible and liable for the satisfaction of all taxes and penalties that may be imposed on such person in connection with any distributions to such person under the Plan (including any taxes and penalties under Code Section 409A), and the Company (or any Participating Employer) shall have no obligation to indemnify or otherwise hold a SCEOP Participant (or Beneficiary) harmless from any or all of such taxes or penalties.

ARTICLE VII
AMENDMENT, TERMINATION AND CHANGE OF CONTROL

7.1    Amendment or Termination. The Company reserves the right to amend or terminate this Plan at any time, by action of the Board or Committee, and without the consent of any employee or other person.

7.2    Effect of Amendment or Termination. Notwithstanding Section 7.1 above, no amendment or termination of the Plan shall directly or indirectly reduce the balance to the credit of any SCEOP Participant hereunder as of the effective date of such amendment or termination. Upon termination of the Plan, no additional amounts shall be credited under the terms of the Plan. Notwithstanding the termination of this Plan, amounts credited hereunder shall not be distributed to SCEOP Participants except as provided in Article IV, above.
7.3    Change of Control. Upon a Change of Control, the SCEOP Account balance of a SCEOP Participant at the time of a Change of Control shall be paid in cash to such SCEOP Participant as promptly as practicable, but in no event later than 30 days following the Change in Control. Nothing herein shall be construed as limiting the operations of the Plan after a Change of Control, including crediting of future amounts to the SCEOP Account of a SCEOP Participant under Article III and distribution of such SCEOP Account under Article IV (or pursuant to this Section 7.3 due to a subsequent Change of Control). The spin-off of Arch from Olin Corporation shall not be deemed to be a change of control entitling any SCEOP Participant herein to benefits under this Plan. The sale of the Olin Brass division and Chase Brass and Copper Company from Olin Corporation shall not be deemed to be a change of control entitling any SCEOP Participant herein to benefits under this Plan.

Following a Change of Control, no action shall be taken under the Plan that will cause any benefits payable to a SCEOP Participant to fail to comply in any respect with Code Section 409A without the written consent of the SCEOP Participant or Beneficiary (as applicable).
Any dispute or controversy arising under or in connection with the Plan subsequent to a Change in Control shall be settled exclusively by arbitration at the Company’s headquarters, in accordance with the rules of the American Arbitration Association then in effect. Judgment may be entered on the arbitrator’s award in any court having jurisdiction
“Change of Control” means the occurrence of any of the following events:

(a)
any person or Group acquires ownership of Olin’s stock that, together with stock held by such person or Group, constitutes more than 50% of the total fair market value or total voting power of Olin’s stock, (including an increase in the percentage of stock owned by any person or Group as a result of a transaction in which Olin acquires its stock in exchange for property, provided that the acquisition of additional stock by any person or Group deemed to own more than 50% of the total fair market value or total voting power of Olin’s stock on January 1, 2005, shall not constitute a Change of Control); or

(b)
any person or Group acquires (or has acquired during the 12-month period ending on the date of the most recent acquisition by such person or Group) ownership of Olin stock possessing 30% or more of the total voting power of Olin stock; or

(c)
a majority of the members of the Board is replaced during any 12-month period by directors whose appointment or election is not endorsed by a majority of the members of the Board prior to the date of the appointment or election; or

(d)
any person or Group acquires (or has acquired during the 12-month period ending on the date of the most recent acquisition by such person or Group) assets from Olin that have a total Gross Fair Market Value equal to 40% or more of the total Gross Fair Market Value of all Olin assets immediately prior to such acquisition or acquisitions, provided that there is no Change of Control when Olin’s assets are transferred to:

(i)	a shareholder of Olin (immediately before the asset transfer) in exchange for or with respect to Olin stock;

(ii)	an entity, 50% or more of the total value or voting power of which is owned, directly or indirectly, by Olin;

(iii)	a person or Group that owns, directly or indirectly, 50% or more of the total value or voting power of all outstanding Olin stock; or

(iv)	an entity, at least 50% of the total value or voting power of which is owned, directly or indirectly, by a person described in paragraph (iii).
For purposes of this paragraph (d) a person’s status is determined immediately after the transfer of the assets. For example, a transfer to a corporation in which Olin has no ownership interest before the transaction, but which is a majority-owned subsidiary of Olin after the transaction is not a Change of Control.
For purposes of computing the payout under this Section 7.3, the cash value of the SCEOP Account of a SCEOP Participant shall be determined by:

(i)
multiplying the actual number of shares of Olin Common Stock reflected in a SCEOP Participant’s Olin Phantom Units by the greater of (a) the highest Current Market Value of the Common Stock (as defined in the CEOP Plan) on any date within the period commencing thirty (30) days prior to such Change in Control and ending on the date of the Change in Control, or (b) if the Change in Control occurs as a result of a tender or exchange offer or consummation of a corporate transaction, then the highest price paid per share of Common Stock pursuant thereto;

(ii)	adding any cash portion attributable to a SCEOP Participant’s Olin Phantom Units held in his SCEOP Account; then

(iii)
adding the then Current Market Value of that portion of a SCEOP Participant’s SCEOP Account which is deemed invested in any other phantom investment option established in the SCEOP by the Plan Administrator); then

(iv)	adding the then current value of that portion of a SCEOP Participant’s SCEOP Account which is deemed invested in the Interest Bearing Fund, with interest added through the day prior to payment.
ARTICLE VIII
GENERAL PROVISIONS

8.1    Unfunded Plan. The Plan at all times shall be entirely unfunded and no provision shall at any time be made with respect to segregating any assets of the Company for payment of any distribution hereunder. The right of a SCEOP Participant or his designated Beneficiary to receive a distribution hereunder shall be an unsecured claim against the general assets of the Company, and neither the SCEOP Participant nor a designated Beneficiary shall have any rights in or against any specific assets of the Company. All amounts credited to the SCEOP Accounts of SCEOP Participants shall constitute general assets of the Company and may be disposed of by the Company at such time and for such purposes as it may deem appropriate.

8.2    No Guaranty. Nothing contained in the Plan (or any Plan communication) shall constitute a guaranty by the Company or any other person or entity that the assets of the Company will be sufficient to pay any benefit hereunder.
8.3    No Enlargement of Employee Rights. No SCEOP Participant (or designated Beneficiary) shall have any right to receive a distribution of contributions made under the Plan except in accordance with the terms of the Plan. Establishment of the Plan shall not be construed to give any SCEOP Participant the right to be retained in the service of the Company, nor to create or confer on any SCEOP Participant the right to defer compensation or receive contribution credits with respect to any future period of service with the Company. Nothing in the Plan shall interfere in any way with the right of the Company to terminate a SCEOP Participant’s service at any time with or without cause or notice, whether or not such termination results in any adverse effect on the SCEOP Participant’s interests under the Plan.
8.4    Spendthrift Provision. No interest of any person or entity in, or right to receive a distribution under, the Plan shall be subject in any manner to sale, transfer, assignment, pledge, attachment, garnishment or other alienation or encumbrance of any kind; nor may such interest or right to receive a distribution be taken, either voluntarily or involuntarily for the satisfaction of the debts of, or other obligations or claims against, such person or entity, including claims for alimony, support, separate maintenance and claims in bankruptcy proceedings.
8.5    Governing Law. The Plan shall be construed and administered under the laws of the Commonwealth of Virginia (without giving effect to its principles of conflicts of law), to the extent not preempted by federal law.
8.6    Incapacity of Recipient. If any person entitled to a distribution under the Plan is deemed by the Company to be incapable of personally receiving and giving a valid receipt for such payment, then, unless and until claim therefor shall have been made by a duly appointed guardian or other legal representative of such person, the Company may provide for such payment or any part thereof to be made to any other person or institution then contributing toward or providing for the care and maintenance of such person. Any such payment shall be a payment for the account of such person and a complete discharge of any liability of the Company and the Plan therefor.
8.7    Successor Effect. The Plan shall not be automatically terminated by a transfer or sale of all or substantially all of the assets of the Company or by the merger or consolidation of the Company into or with any other corporation or other entity, but the Plan shall be continued after such sale, merger or consolidation only if and to the extent that the transferee, purchaser or successor entity agrees to continue the Plan. In the event that the Plan is not continued by the transferee, purchaser or successor entity, then the Plan shall terminate, subject to the provisions of Section 7.2.
8.8    Unclaimed Benefit. Each SCEOP Participant shall keep the Company informed of his current address and the current address of his designated Beneficiary. The Company shall not be obligated to search for the whereabouts of any person. If the location of a SCEOP Participant is not made known to the Company within three (3) years after the date on which payment of any or all of the SCEOP Participant’s SCEOP Account would otherwise be made or commence, payment may be made as though the SCEOP Participant had died at the end of the three-year period. If, within one additional year after such three-year period has elapsed, or, within three years after the actual death of a SCEOP Participant, the Company is unable to locate any designated Beneficiary of the SCEOP Participant, then the Company shall have no further obligation to pay any benefit hereunder to such SCEOP Participant or designated Beneficiary and such benefit shall be irrevocably forfeited.
8.9    Entire Agreement. This Plan (including the Clawback Policy incorporated by reference under Section 3.7) shall constitute the entire agreement between the Company and the SCEOP Participants concerning the provision of Plan benefits.
8.10    Limitations on Liabilities. Notwithstanding any other provision of the Plan, neither the Company, Plan Administrator, nor any individual acting as employee or agent of the Company shall be liable to any SCEOP Participant, former SCEOP Participant, Beneficiary or other person for any claim, loss, liability or expense incurred in connection with the Plan.
8.11    Duties of SCEOP Participants and Beneficiaries. A SCEOP Participant and any Beneficiaries shall, as a condition of receiving benefits under this Plan, be obligated to provide the Plan Administrator with such information as the Plan Administrator shall require in order to determine SCEOP Account balances, calculate benefits under this Plan, or otherwise administer the Plan.
8.12    Taxes and Withholding. As a condition to any payment or distribution pursuant to the Plan, the Plan Administrator may require a SCEOP Participant to pay such sum to the Company as may be necessary to discharge its obligations with respect to any taxes, assessments or other governmental charges imposed on property or income received by the SCEOP Participant thereunder. The Company may deduct or withhold such sum from any payment or distribution to the SCEOP Participant. For each calendar year in which a SCEOP Participant defers Compensation or receives a contribution credit, the Company may withhold from that portion of the SCEOP Participant’s Compensation that is not being deferred, in a manner determined by the Company, the SCEOP Participant’s share of FICA and other employment taxes due; provided, however, that the Company may reduce the applicable amount deferred if necessary to comply with applicable withholding requirements.
8.13    Treatment for Other Compensation Purposes. Payments received by a SCEOP Participant under the Plan shall not be deemed part of a SCEOP Participant’s regular, recurring compensation for purposes of any termination, indemnity or severance pay laws and shall not be included in, nor have any effect on, the determination of benefits under any other employee benefit plan, contract or similar arrangement provided by the Company, unless expressly so provided by such other plan, contract or arrangement.
8.14    Right to Offset. Notwithstanding any provisions of the Plan to the contrary and to the extent permitted under Code Section 409A, the Company may offset any amounts to be paid to a SCEOP Participant (or Beneficiary) under the Plan against any amounts that such SCEOP Participant may owe to the Company.

8.15    CEOP Benefits. Any benefit payable under the CEOP shall be paid solely in accordance with the terms and conditions of the CEOP, and nothing in this Plan shall operate or be construed in any way to modify, amend or affect the terms and provisions of the CEOP.